EXHIBIT (H)(20)

ZIEGLER CAPITAL MANAGEMENT, LLC
250 East Wisconsin Avenue
Suite 2000
Milwaukee, Wisconsin 53202

December 30, 2005

North Track Funds, Inc.
250 East Wisconsin Avenue
Suite 2000
Milwaukee, Wisconsin 53202
Attn: Board of Directors

Re:	Expense Reimbursement and Fee Waiver Commitment

Ladies and Gentlemen:

This is to confirm the commitment of Ziegler Capital Management, LLC, as investment adviser to the various mutual fund series of North Track Funds, Inc., to waive fees and/or reimburse expenses of the following funds so as to cap their annual operating expense ratios from March 1, 2006 through February 28, 2007 at the following levels:

Fund	Expense Cap
Dow Jones Equity Income 100 Plus Fund	1.15% (Class A) 1.90% (Class B and C) 1.65% (Class R)
Dow Jones U.S. Health Care 100 Plus Fund	1.35% (Class A) 2.10% (Class B and C) 1.10% (Class F) 1.85% (Class R)
Dow Jones U.S. Financial 100 Plus Fund	1.35% (Class A) 2.10% (Class B and C) 1.10% (Class F) 1.85% (Class R)
Strategic Allocation Fund (prior to the addition of Indirect Expenses of Underlying Funds)	0.80% (Class A) 1.55% (Class B and C) 1.30% (Class R)

Very truly yours,

ZIEGLER CAPITAL MANAGEMENT, LLC

By:      /s/ David G. Stoeffel

Title:   President